CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Bernard, Allan & Edwards, Inc.
1016 Shore Acres Drive
Leesburg, Florida 34748

We consent to the use in this Registration Statement on Form SB-2/A of our reports dated September 27, 2001, January 30, 2001, and February 15, 2000 relating to the financial statements of Bernard, Allan & Edwards, Inc. and Bernard, Lee & Edwards Securities, Inc. and to the reference of our firm under the heading "Experts."

/s/  Larry Legel  C.P.A.

Larry Legel,  C.P.A.
5100 N. Federal Highway, Suite 409
Ft. Lauderdale, Florida 33308
June  12,  2001